UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2023

LivaNova PLC
(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-37599	98-1268150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Eastbourne Terrace
London, W2 6LG
United Kingdom
(Address of Principal Executive Offices)

+44 20 33250660
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Ordinary Shares - £1.00 par value per share	LIVN	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

a.Appointment of Director

On October 6, 2023, the Board of Directors (the “Board”) of LivaNova PLC (the “Company” or “LivaNova”) appointed J. Christopher Barry to the Board and as a member of the Audit and Compliance Committee of the Board.

Mr. Barry, 51, has over 20 years of experience in the medical technology industry. Mr. Barry served as Chief Executive Officer and Director of NuVasive, Inc. (“NuVasive”), a medical devices company, from November 2018 until NuVasive’s merger with Globus Medical, Inc. in September 2023. Prior to joining NuVasive, Mr. Barry served as Senior Vice President and President of Surgical Innovations for Medtronic plc, a global medical technology company, from January 2015 to October 2018. Previously, Mr. Barry spent 15 years with Covidien plc in various sales and leadership roles, most recently as President, Advanced Surgical Technologies, from October 2013 to January 2015.

Consistent with the Company’s other non-employee directors, Mr. Barry will be compensated in accordance with the Company’s Remuneration Policy (the “Policy”). In connection with this appointment and pursuant to the Policy, Mr. Barry will receive an annual board retainer fee of $110,000, an Audit and Compliance Committee annual member fee of $15,000 and an annual, service-based restricted stock award grant with a fair market value of $130,000, in each case prorated for his service with respect to fiscal 2023.

There is no arrangement or understanding between Mr. Barry and any other person pursuant to which Mr. Barry was selected as a director. In addition, Mr. Barry is not, and has not been since January 1, 2022, a participant in any transaction involving the Company, and Mr. Barry is not a participant in any proposed transaction with the Company, in each case, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

b.Departure of Director

On October 6, 2023, Andrea Saia notified the Company of her decision to retire from the Board, effective December 31, 2023. Ms. Saia informed the Company that her decision to retire was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits.

Exhibit	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LivaNova PLC

Date: October 6, 2023	By: /s/ Michael Hutchinson
Name: Michael Hutchinson
Title: SVP, Company Secretary & Chief Legal Officer